Exhibit 10.2

NUTRA SA, LLC

INVESTOR RIGHTS AGREEMENT

___________, 2010

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TABLE OF CONTENTS
(continued)

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8.12	Time	31
8.13	Remedies Cumulative	31
8.14	Parties in Interest	31

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NUTRA SA, LLC.
INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (“Agreement”) is made as of ________, 2010 (“Effective Date”), by and among Nutra SA, LLC, a Delaware limited liability company (“Company”), NutraCea, a California corporation (“NutraCea”), Industria Riograndese de Oleos Vegetais Ltda, a limited liability company organized under the laws of the Federative Republic of Brazil  (“Irgovel”), and AF Bran Holdings-NL LLC and AF Bran Holdings LLC, in each case, a Delaware limited liability company (collectively, “Investor”).  The parties hereto agree as follows:

RECITALS

A.            Investor, NutraCea, Irgovel and the Company are parties to a Membership Interest Purchase Agreement dated December ___, 2010 (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Company’s Units to Investor that Investor, NutraCea, Irgovel and the Company execute and deliver this Agreement.

Section 1
Definitions

1.1  Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below in this Section 1.1.  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

(a)           “Act” means the Delaware Limited Liability Company Act, Delaware Code Annotated Title 6, Sections 18-101 through 18-1109, as amended from time to time and any corresponding provisions of succeeding law.

(b)           “Advice” shall have the meaning set forth in Section 6.2 hereto.

(c)           “Affiliate” shall have the meaning set forth in the LLC Agreement.

(d)           “Agreement” shall have the meaning set forth in the Preamble hereto.

(e)           “Alternative Call Price” shall have the meaning set forth in Section 7.1(f) hereto.

(f)            “Alternative Share Number” shall have the meaning set forth in Section 6.2(b)(i).

(g)           “Bloomberg” shall mean Bloomberg, L.P.

(h)           “Business Day” shall have the meaning set forth in the Purchase Agreement.

(i)            “Call Election Notice” shall have the meaning set forth in Section 7.1(c) hereto.

(j)            “Call Option” shall have the meaning set forth in Section 7.1(b) hereto.

(k)           “Call Price” shall have the meaning set forth in Section 7.1(a)(i) hereto.

(l)            “Call Purchase Date” shall have the meaning set forth in Section 7.1(c) hereto.

(m)          “Call Securities” shall have the meaning set forth in Section 7.1(a)(i) hereto.

(n)           “Call Shortfall” shall have the meaning set forth in Section 7.1(f) hereto.

(o)           “Change of Control” shall have the meaning set forth in the LLC Agreement.

(p)           “Closing Date” shall have the meaning set forth in the Purchase Agreement.

(q)           “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(r)            “Common Stock” shall mean the Common Stock of NutraCea.

(s)           “Common Stock Equivalents” shall mean, as of the applicable date of determination, all outstanding, matured and unmatured, options, warrants and other rights exercisable or convertible into Common Stock.

(t)           “Company” shall have the meaning set forth in the Preamble hereto.

(u)           “Consultation Meeting” shall have the meaning set forth in Section 3.1(b) hereto.

(v)           “Conversion” shall have the meaning set forth in Section 5.1 hereto.

(w)          “Conversion Election” shall have the meaning set forth in Section 5.1 hereto.

(x)           “Conversion Election Notice” shall have the meaning set forth in Section 5.1 hereto.

(y)           “Demand Registration” shall have the meaning set forth in Section 2.1(a) hereto.

(z)           “Discontinuation Notice” shall have the meaning set forth in Section 6.2 hereto.

(aa)         “Effective Date” shall have the meaning set forth in the Preamble hereto.

(bb)        “Election Period” shall have the meaning set forth in Section 4.1(c) hereto.

(cc)         “Equity Call Price” shall have the meaning set forth in Section 7.1(a)(i) hereto.

(dd)        “Equity Value” shall have the meaning set forth in Section 7.1(a)(i) hereto.

(ee)         “Event of Default” shall have the meaning set forth in the Purchase Agreement.

(ff)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(gg)         “Fully-Diluted Shares” shall mean, as of the applicable date of determination, a number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock outstanding and (ii) the number of Common Stock Equivalents.

(hh)         “GHC Formation Date” shall mean the first date on which a Global Holding Company exists.

(ii)           “GHC Roll Up” shall have the meaning set forth in Section 6.1 hereto.

(jj)           “GHC Roll Up Request” shall have the meaning set forth in Section 6.1 hereto.

(kk)         “GHC Roll Up Request Date” shall have the meaning set forth in Section 6.1 hereto.

(ll)           “GHC Roll Up Trigger Date” shall mean the earlier to occur of (i) the second (2nd) anniversary of the GHC Formation Date, or (ii) if an Event of Default has occurred, the later of (A) the second anniversary of the Closing Date and (B) the GHC Formation Date.

(mm)       “GHC Stock” shall mean the equity securities of a Global Holding Company.

(nn)        “GHC Stock Price” shall mean, as of the applicable date of determination, the greater of (i) the arithmetic average of the VWAP of the GHC Stock on each of the thirty (30) consecutive Trading Days immediately preceding the applicable date of determination and (ii) the average of the high and low closing sales price on the Principal Market (or, if the Principal Market is not the principal trading market for such security during any such period, then on the principal securities exchange or securities market on which such security is then traded) during the twelve (12) month period immediately preceding the applicable date of determination; provided, however, if the GHC Stock is not publicly traded on a securities market, then “GHC Stock Price” shall be determined based on the Equity Value of the Global Holding Company as determined in accordance with Section 7 hereof, but excluding the effect of Section 7.1(f).

(oo)         “Global Holding Company” shall mean any entity the majority of the equity interests and Voting Power of which are held by NutraCea or one of its Subsidiaries (other than the Company or Irgovel), which is formed by NutraCea or one of its Subsidiaries after the Initial Closing Date and that owns three (3) or more rice bran oil facilities located in more than two (2) countries outside of Brazil that are operated by NutraCea or any of its Subsidiaries.

(pp)         “Indemnified Party” shall have the meaning set forth in Section 2.3(c) hereto.

(qq)         “Indemnifying Party” shall have the meaning set forth in Section 2.3(c) hereto.

(rr)           “Initial Closing Date” shall have the meaning set forth in the Purchase Agreement.

(ss)          “Initial Conversion Date” shall have the meaning set forth in Section 5.1 hereto.

(tt)           “Initial Public Offering” shall have the meaning set forth in the LLC Agreement.

(uu)         “Investment Bank” shall mean a nationally recognized investment bank located in the United States or another appraiser, in each case, (i) approved by Investor and NutraCea and (ii) experienced in valuing securities of similarly situated businesses.

(vv)         “Investor” shall have the meaning set forth in the Preamble hereto.

(ww)        “Investor Fee” shall have the meaning set forth in the Purchase Agreement.

(xx)           “Investor Ownership Percentage” shall have the meaning set forth in Section 7.1(a)(i) hereto.

(yy)         “Investor Roll Up Securities” shall mean all the Units acquired by Investor pursuant to the Purchase Agreement, or, in the event that Investor made a Conversion Election and holds no Units, all the equity interests in the Company’s Subsidiaries that have been issued or sold to Investor in a Conversion.

(zz)           “Investor Roll Up Percentage” shall mean, as of the applicable date of determination (i) if a Conversion has not occurred, the Investor Ownership Percentage in the Company on such date, or (ii) if a Conversion has occurred, the Investor Ownership Percentage that Investor would have had in the Company on such date, assuming no Conversion had occurred; provided that, notwithstanding anything to the contrary set forth in this Agreement, in connection with a NutraCea Roll Up or a GHC Roll Up, any securities issued to NutraCea pursuant to Section 7.7 of the Purchase Agreement shall not be included when calculating any such Investor Ownership Percentage.

(aaa)       “Investor Units” shall have the meaning set forth in Section 5.1 hereto.

(bbb)      “Irgovel” shall have the meaning set forth in the Preamble hereto.

(ccc)       “LLC Agreement” shall mean the Limited Liability Agreement of the Company, as amended to date.

(ddd)      “Long-Form Registration” shall have the meaning set forth in Section 2.1(a) hereto.

(eee)       “Make-Up Share Number” shall have the meaning set forth in Section 6.2(b)(i).

(fff)         “Make-Up Warrant” shall have the meaning set forth in Section 6.2(b)(i).

(ggg)       “Management Committee” shall have the meaning set forth in the LLC Agreement.

(hhh)      “Minimum Call Price” shall have the meaning set forth in Section 7.1(a)(i) hereto.

(iii)          “Misleading Prospectus” shall have the meaning set forth in Section 2.4(e).

(jjj)          “New Notice” shall have the meaning set forth in Section 4.1(c).

(kkk)       “New NutraCea Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(lll)          “NutraCea” shall have the meaning set forth in the Preamble hereto.

(mmm)    “NutraCea Appraised Value” shall have the meaning set forth in Section 6.2(b)(ii) hereto.

(nnn)      “NutraCea Redetermination” shall have the meaning set forth in Section 6.2(b)(ii) hereto.

(ooo)      “NutraCea Redetermination Notice” shall have the meaning set forth in Section 6.2(b)(ii) hereto.

(ppp)      “NutraCea Roll Up Election” shall have the meaning set forth in Section 6.2 hereto.

(qqq)      “NutraCea Roll Up” shall have the meaning set forth in Section 6.2 hereto.

(rrr)          “NutraCea Roll Up Date” shall have the meaning set forth in Section 6.2 hereto.

(sss)        “NutraCea Roll Up Election Notice” shall have the meaning set forth in Section 6.2 hereto.

(ttt)          “NutraCea Roll Up Election Date” shall have the meaning set forth in Section 6.2 hereto.

(uuu)       “NutraCea Roll Up Trigger Date”  shall mean the earlier to occur of (i) the third (3rd) anniversary of the Closing Date, or (ii) if an Event of Default has occurred, the second (2nd) anniversary of the Closing Date.

(vvv)       “NutraCea Stock Price” shall mean, as of the applicable date of determination, the greater of (i) the arithmetic average of the VWAP of the Common Stock on each of the thirty (30) consecutive Trading Days immediately preceding the applicable date of determination and (ii) the average of the high and low closing sales price on the Principal Market (or, if the Principal Market is not the principal trading market for such security during any such period, then on the principal securities exchange or securities market on which such security is then traded) during the twelve (12) month period immediately preceding the applicable date of determination; provided, however, if the Common Stock is not publicly traded on a securities market or the Common Stock is not registered under Section 12 of the Exchange Act, then “NutraCea Stock Price” shall be determined based on the Equity Value of NutraCea as determined in accordance with Section 7 hereof (but excluding the effects of Section 7.1(f)) or, in the event of a NutraCea Redetermination, in accordance with Section 6.2(b)(ii).

(www)     “Older Notice” shall have the meaning set forth in Section 4.1(c).

(xxx)         “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other form of entity.

(yyy)       “Piggyback Registration” shall have the meaning set forth in Section 2.2(a) hereto.

(zzz)         “Principal Market” shall mean the OTC Bulletin Board.

(aaaa)      “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(bbbb)     “Registrable Securities” shall mean (i) shares of the Common Stock issued or issuable for the Investor Units in a NutraCea Roll Up, (ii) the equity securities issued in a Conversion, GHC Roll Up or other exchange, (iii) the Investor Units, and (iv) any equity securities issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) through (iii) above (including the equity securities in any Successor Corporation); provided, however, that Registrable Securities shall not include any equity securities described in clause (i) through (iv) above that have previously been registered or which have been sold to the public either pursuant to a registration statement or applicable laws or regulations that allow the shares to be freely traded after being sold in accordance with such laws and regulations, or which have been sold in a private transaction.

(cccc)      “Registrant Company” shall have the meaning set forth in Section 2.1 hereto.

(dddd)     The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the applicable rules and regulations of the applicable jurisdiction.

(eeee)      “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Irgovel, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include the compensation of regular employees of Irgovel, which shall be paid in any event by the applicable Registrant Company.

(ffff)         “Roll Up Date CSE Shares” shall have the meaning set forth in Section 6.2(b)(i) hereto.

(gggg)     “Roll Up Postponement Election” shall have the meaning set forth in Section 6.2(c) hereto.

(hhhh)     "SEC" means the U.S. Securities and Exchange Commission.

(iiii)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(jjjj)          “Short-Form Registration” shall have the meaning set forth in Section 2.1(a) hereto.

(kkkk)      “Subsidiary” shall have the meaning set forth in the LLC Agreement.

(llll)          “Subsequent Units” shall have the meaning set forth in Section 5.1(a) hereto.

(mmmm)  “Successor Corporation” shall have the meaning set forth in the LLC Agreement.

(nnnn)     “Trading Day” shall mean any day on which an equity security is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the equity security, then on the principal securities exchange or securities market on which the equity security is then traded; provided that “Trading Day” shall not include any day on which the equity security is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the equity security is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(oooo)     “Units” shall have the meaning set forth in the LLC Agreement.

(pppp)     “Valuation Reference Date” shall have the meaning set forth in Section 7.1(d)(i) hereto.

(qqqq)     “VWAP” shall mean, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

Section 2
Registration Rights

2.1  Requested Registration.

(a)           Request for Registration.  Subject to the conditions set forth in this Section 2.1, if the Company, NutraCea, a Global Holding Company, any of their respective Subsidiaries or a Successor Corporation, in each case, to the extent Investor owns equity securities of such Person (each such Person a “Registrant Company”), shall receive from Investor a written request that such Registrant Company effect a registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (a "Long-Form Registration") or on Form S-3 or any similar short-form registration, if such a short form is available (a "Short-Form Registration") on an established internationally recognized securities market with respect to twenty percent (20%) or more of Investor’s outstanding Registrable Securities in such Registrant Company (such request shall state the number of shares of Registrable Securities to be disposed of, and the intended methods of disposition of such shares by Investor), the applicable Registrant Company will as soon as reasonably practicable, file and use commercially reasonable efforts to effect such registration and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request. All registrations requested pursuant to this Section 2.1(a) are referred to herein as "Demand Registrations.”  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated method or methods of distribution  and the anticipated per share price range for such offering.

(b)           Limitations on Requested Registration.  The Registrant Companies shall not be obligated to effect, or to take any action to effect, any such Demand Registration pursuant to this Section 2.1:

(i)            Prior to the later of the two (2) year anniversary of the date of this Agreement;

(ii)           With respect to registrations relating to NutraCea’s capital stock, before a NutraCea Roll Up has been completed;

(iii)          If the aggregate offering price, net of underwriters’ discounts and expenses, is less than Twenty Million Dollars ($20,000,000) for a Long-Form Registration or Ten Million Dollars ($10,000,000) for a Short-Form Registration;

(iv)          With respect to registrations relating to NutraCea’s capital stock, during the period starting with the date Sixty (60) days prior to NutraCea’s good faith estimate of the date of filing of, and ending on a date Ninety (90) days after the effective date of, a NutraCea-initiated registration (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that NutraCea is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; and provided further, that NutraCea shall only be able to delay any request for a Demand Registration only one (1) time in any two (2) year period and such delay shall be for a maximum of Two Hundred Forty (240) days;

(v)           With respect to registrations relating to NutraCea’s capital stock, in any particular jurisdiction in which NutraCea would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless NutraCea is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

(vi)          With respect to more than three (3) Long-Form Registrations pursuant to this Section 2.1; provided that a registration will not count as a Long-Form Registration hereunder (i) unless and until it has become effective and unless the applicable holders of such Registrable Securities sell the lesser of (a) 75% of the Registrable Securities requested to be included by them in such Long-Form Registration or (b) a total of $20,000,000 of Registrable Securities.

(c)           Deferral.  If (i) in the good faith judgment of the Management Committee, the filing of a registration statement covering the Registrable Securities would be detrimental to the applicable Registrant Company and the Management Committee concludes, as a result, that it is in the best interests of such Registrant Company to defer the filing of such registration statement at such time, and (ii) the applicable Registrant Company shall furnish to Investor a certificate signed by the president of the applicable Registrant Company stating that in the good faith judgment of the board of directors of the applicable Registrant Company, it would be detrimental to the applicable Registrant Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of such Registrant Company to defer the filing of such registration statement, then, the applicable Registrant Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of Investor, and, provided further, that such Registrant Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d)           Underwriting.  If Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, Investor shall so advise the applicable Registrant Company as a part of its request made pursuant to this Section 2.1.  If the applicable Registrant Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, Investor shall offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the applicable Registrant Company or such other persons in such underwriting and the inclusion of the applicable Registrant Company’s and such person’s other securities of the applicable Registrant Company and their acceptance of the further applicable provisions of this Section 2.  The applicable Registrant Company shall (together with Investor) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by Investor, which underwriters are reasonably acceptable to the applicable Registrant Company.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, or, if the registration relates to the resale of the capital stock of NutraCea and guidance of the Commission would require limiting the number of Registrable Securities included in the registration, the number of Registrable Securities that may be so included shall be allocated as follows:  (i) first, to Investor and (ii) second, to the applicable Registrant Company, which the applicable Registrant Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the applicable Registrant Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the applicable Registrant Company, the underwriter or Investor.  The securities so excluded shall also be withdrawn from registration.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

2.2  Piggyback Registrations.

(a)           Right to Piggyback.  Subject to Section 2.2(e) below, whenever the applicable Registrant Company proposes to register any of its equity securities under the Securities Act for its own account or for the account of any holder of equity securities (other than (i) pursuant to a Demand Registration, in which case the ability of a holder of Registrable Securities to participate in such Demand Registration shall be governed by Section 2.1 and (ii) pursuant to a registration statement on Form S-8 or S-4 or any similar or successor form) (a "Piggyback Registration"), the applicable Registrant Company shall give written notice at least thirty (30) days prior to the date the registration statement is to be filed to all applicable holders of Registrable Securities of its intention to effect such a registration and of such holders' rights under this Section 2.2.  Upon the written request of any holder of Registrable Securities receiving such notice (which request must specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the applicable Registrant Company shall include in such registration (subject to the provisions of this Agreement) all Registrable Securities requested to be registered pursuant to this Section 2.2(a), subject to Sections 2.2(b) and 2.2(c) below, with respect to which the applicable Registrant Company has received written requests for inclusion therein within twenty (20) days after the receipt of the applicable Registrant Company's notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective, and if such holder withdraws its request for inclusion, no Registrant Company shall be obligated to pay any expenses of such holder with respect to such registration.

(b)           Priority on Primary Registrations. Notwithstanding any other provision of this Section 2.2, if the underwriters advise Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included in an underwritten primary registration shall be allocated as follows:  (i) first, to the applicable Registrant Company for its own account, (ii) second, to Investor and (iii) third, to the applicable Registrant Company, which the applicable Registrant Company may allocate, at its discretion, for the account of other holders or employees of the applicable Registrant Company.

(c)           Priority on Secondary Registrations. Notwithstanding any other provision of this Section 2.2, if the underwriters advise Investor in writing that marketing factors require a limitation on the number of shares to be underwritten, or, if the registration relates to the resale of the capital stock of NutraCea and guidance of the Commission would require limiting the number of Registrable Securities including in the registration, the number of Registrable Securities that may be so included in an underwritten secondary registration shall be allocated as follows: (i) first, to Investor or, if the registration relates to NutraCea’s capital stock, up to the full amount of Registrable Securities requested to be included in such registration by Investor and such Persons that obtained registration rights from NutraCea on a pari passu basis with Investor in connection with a capital raising transaction occurring after the date hereof, allocated pro rata among the Investor and such Persons, on the basis of the amount of securities requested to be included therein and (ii) second, to the applicable Registrant Company, which the applicable Registrant Company may allocate, at its discretion, for the account of other holders or employees of the applicable Registrant Company.

(d)           Underwriting. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the applicable Registrant Company, the underwriter or Investor, and none of the Registrant Companies shall have any obligation to pay the expenses of such person in connection with such registration.  The securities so excluded shall also be withdrawn from registration.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

(e)           NutraCea Shares.  Investor shall have no rights under this Section 2.2 with respect to registrations for shares of NutraCea capital stock before the NutraCea Roll Up has been completed.

2.3  Expenses of Registration.

(a)           All Registration Expenses incurred in connection with registrations pursuant to Section 2.1 and 2.2 hereof shall be borne by the applicable Registrant Company.

(b)           In connection with each Demand Registration and each Piggyback Registration effected by Investor or any of its assignees pursuant to this Agreement, the applicable Registrant Company shall reimburse Investor for the reasonable fees and disbursements of one counsel chosen by Investor, which fees and disbursements shall not exceed One Hundred Thousand Dollars ($100,000) for any underwritten registration or Twenty Thousand Dollars ($20,000) for any other registration.

2.4  Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the applicable Registrant Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Registrant Company shall as expeditiously as practicable:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the applicable Registrant Company shall furnish to the counsel selected pursuant to Section 2.3(b) copies of all such documents proposed to be filed, which documents will be subject to the prompt review and comment of such counsel), and upon filing such documents, promptly notify in writing such counsel of the receipt by the applicable Registrant Company of any written comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any written request by the SEC for the amending or supplementing thereof or for additional information with respect thereto;

(b)           notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days (one year in the case of a registration statement on Form S-3) or, if such registration statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by any underwriter or dealer or such shorter period as will terminate when all the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to applicable law;

(c)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including, without limitation, each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use all reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the applicable Registrant Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction in any jurisdiction where it is not so subject or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction in any jurisdiction where it is not so subject);

(e)           promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (“Misleading Prospectus”), and, at the request of any such seller, as soon as reasonably practicable, file and furnish to all sellers a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f)            cause all such Registrable Securities to be listed or authorized for quotation on each securities exchange or automated quotation system on which similar securities issued by the applicable Registrant Company are then listed or quoted (or, if no similar securities issued by the applicable Registrant Company are then listed or quoted, the applicable Registrant Company shall use all commercially reasonable efforts to cause all such Registrable Securities to be listed or authorized for quotation on the New York Stock Exchange or the NASD automated quotation system);

(g)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)           enter into such customary agreements (including, without limitation, underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a split or a combination of stock or units); provided that no holder of Registrable Securities shall have any indemnification or contribution obligations inconsistent with Section 2.5 hereof;

(i)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the applicable Registrant Company, and cause the applicable Registrant Company's officers, directors, employees and independent accountants to supply all information and participate in due diligence sessions reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)            otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the applicable Registrant Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k)           use all reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, and, in the event of such issuance, immediately notify the holders of Registrable Securities included in such registration statement of the receipt by the applicable Registrant Company of such notification and shall use all reasonable efforts promptly to obtain the withdrawal of such order;

(l)            use all reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(m)          obtain one or more "cold comfort" letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the applicable Registrant Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(n)           provide a legal opinion of the applicable Registrant Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including, without limitation, the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(o)           use all reasonable efforts to cause its officers to support the marketing of the Registrable Securities being sold (including, without limitation, participating in "road shows" as may be reasonably requested by the underwriters administering the offering and sale of such Registrable Securities) to the extent reasonably possible, taking into account such officers' responsibility to manage the applicable Registrant Company's business.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the applicable Registrant Company and if in such holder's sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the applicable Registrant Company, such holder shall have the right to (i) require the insertion therein of language, in form and substance satisfactory to such holder and presented to the applicable Registrant Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the applicable Registrant Company's securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the applicable Registrant Company or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, require the deletion of the reference to such holder (provided that with respect to this clause (ii), if requested by the applicable Registrant Company, such holder shall furnish to the applicable Registrant Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the applicable Registrant Company).

2.5  Indemnification.

(a)           To the extent permitted by law, the applicable Registrant Company will indemnify and hold harmless Investor and each of its employees, officers, directors, general and limited partners, legal counsel and accountants, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof), joint or several, arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the applicable Registrant Company of any securities laws or any rule or regulation thereunder applicable to the applicable Registrant Company and relating to action or inaction required of the applicable Registrant Company in connection with any offering covered by such registration, qualification, or compliance, and the applicable Registrant Company will reimburse each Investor, each of its officers, directors, partners, legal counsel, and accountants, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, including any amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected with the consent of the applicable Registrant Company (which consent shall not be unreasonably withheld); provided that the applicable Registrant Company will not be liable in any such case to the extent that (i) any such claim, loss, damage, liability, or action is based on any untrue statement or omission arises out of or is based upon written information furnished to the applicable Registrant Company by such Investor, any of Investor’s partners, managers, officers, directors, legal counsel or accountants, any person controlling Investor, such underwriter or any person who controls any such underwriter and stated to be specifically for use therein or (ii) the use by such Investor of a prospectus from the time the Registrant Company has provided such Investor a Discontinuation Notice until the time the Registrant Company has provided such Investor with an Advice; and provided, further that, the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the applicable Registrant Company (which consent shall not be unreasonably withheld).

(b)           To the extent permitted by law, Investor will, if Registrable Securities held by Investor are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the applicable Registrant Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the applicable Registrant Company’s securities covered by such a registration statement, each person who controls the applicable Registrant Company or such underwriter, and each of their officers, directors, and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) made by Investor of a material fact contained or incorporated by reference in any such registration statement, prospectus, offering circular, or other document, (ii) any omission (or alleged omission) by Investor to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the applicable Registrant Company and such directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the applicable Registrant Company by Investor and stated to be specifically for use therein or (iii) the use by such Investor of a prospectus from the time the Registrant Company has provided such Investor a Discontinuation Notice until the time the Registrant Company has provided such Investor with an Advice; provided, however, that the obligations of Investor hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.5(b) exceed the net proceeds from the offering received by Investor.

(c)           Each party entitled to indemnification under this Section 2.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5, to the extent such failure is not prejudicial.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.6  Information by Investor; Trading Halts.  Investor shall furnish to the applicable Registrant Company such information regarding Investor and the distribution proposed by Investor as the applicable Registrant Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.  Investor agrees that, upon receipt of a notice from the applicable Registrant Company (a “Discontinuation Notice”) that (i) the applicable prospectus is a Misleading Prospectus or (ii) the Commission (or equivalent regulatory body in the applicable jurisdiction) or any other governmental authority has issued any stop order suspending the effectiveness of the applicable registration statement or initiates a proceeding for that purpose, Investor will forthwith discontinue disposition of such Registrable Securities under a registration statement until it is advised in writing (the “Advice”) by the applicable Registrant Company that the use of the applicable prospectus (as it may have been supplemented or amended) may be resumed; provided, that the applicable Registrant Company shall promptly notify Investor when the events described in (i) and (ii) above cease to be in effect.  The Registrant Company may provide appropriate stop orders to enforce the provisions of this paragraph.

2.7  International Registrations.  The parties hereto acknowledge and agree that this Section 2 has been prepared with a view of a public offering in the United States and that the terms hereof shall apply to a public offering in any other jurisdiction.  In the event a registration or qualification of securities is effected in any jurisdiction other than the United States, then the parties hereto shall amend this Section 2 as necessary to reflect the applicable practices and legal requirements in such jurisdiction, and to preserve the substance of the commercial agreement between the parties hereto reflected in this Section 2.

2.8  Termination of Registration Rights.  The right of Investor to request registration or inclusion in any registration of Common Stock pursuant to Section 2.1 of 2.2 shall terminate seven (7) years after the occurrence of a NutraCea Roll Up.

2.9  NutraCea.  To the extent that any Registrant Company is not a party to this Agreement, NutraCea hereby agrees to cause such Registrant Company to be bound by the provisions hereof.

Section 3
Information Covenants of the Company

In addition to any similar agreements contained in the Purchase Agreement and the LLC Agreement, the Company hereby covenants and agrees, as follows:

3.1  Basic Financial Information and Inspection Rights.

(a)           Basic Financial Information.  The Company will furnish the following reports to Investor:

(i)            As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by the Company’s independent public accountants.

(ii)           As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(iii)          As soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(b)           Consultation Rights.  So long as Investor holds any equity interests in the Company or any of its Subsidiaries, the Company and/or its Subsidiaries, as applicable, will offer to Investor the opportunity to consult with and advise management of the Company and/or its Subsidiaries concerning significant business issues at mutually agreeable times and places (any such contact, a “Consultation Meeting”).  Investor shall provide NutraCea, the Company and, as applicable, its Subsidiary with at least seven (7) days prior written notice of any in person Consultation Meeting.  At any Consultation Meeting, the management and/or advisors of NutraCea, the Company and, as applicable, its Subsidiary will be permitted to participate in all parts of the meeting.  Each of Investor and NutraCea shall periodically, but no less often than once per month, share with the other party a summary of any material information such receiving party obtains in a Consultation Meeting or any other such communication with the management of the Company or any of its Subsidiaries.  Notwithstanding the foregoing, for so long as Investor holds any equity interests of the Company or any of its Subsidiaries, Investor shall have the opportunity to communicate telephonically or by email from time to time, and at any time during normal business hours, with the management of the Company and/or its Subsidiaries.

(c)           Inspection Rights.  So long as Investor holds any equity interests of the Company or any of its Subsidiaries, the Company will afford to Investor and to Investor’s accountants and counsel, reasonable access during normal business hours to all of the Company’s and its Subsidiaries’ respective properties, books and records.  Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations.

(d)           Board Meetings.  So long as Investor holds any equity interests of a Registrant Company and has the right to appoint a member to the Management Committee, the Company shall present to the Management Committee at its quarterly meetings all material information with respect to the Company and its Subsidiaries regarding the products which such companies produce, the markets in which such companies operate, the markets into which such companies consider expanding, such companies’ competitive environments, the financial performance of the businesses in which the Company holds investments and any strategic alternatives such Registrant Companies have considered.

(d)           Confidential.  Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to it or learned by it in connection with its rights under this Section 3.1, except to the extent otherwise required by law and any other regulatory process to which Investor is subject.  Notwithstanding the foregoing, Investor shall be able to disclose such information to its existing and potential investors (including, for the avoidance of doubt, its limited partners); provided that Investor informs such investors that such information is confidential and Investor assumes responsibility for the misuse or improper disclosure of such information by such investors.  Investor understands and agrees that material nonpublic information regarding Irgovel constitutes material nonpublic information of NutraCea, and Investor agrees to comply with all applicable securities laws with regard to its use of such information.

3.2  Termination of Covenants.  The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the earlier to occur of (i) a NutraCea Roll Up or (ii) the initial public offering of the securities of Irgovel.

Section 4
Preemptive Right

4.1  Preemptive Right.   NutraCea hereby grants to Investor the right of first refusal to purchase its pro rata share of New NutraCea Securities (as defined in this Section 4.1(a)) which NutraCea may, from time to time, propose to sell and issue after the date of the NutraCea Roll Up (“NutraCea Roll Up Consummation Date”).  Investor’s pro rata share, for purposes of this right of first refusal, shall be equal to the Investor Roll Up Percentage, determined as of the date NutraCea delivers to Investor the notice of issuance of New NutraCea Securities pursuant to Section 4.1(b) below.  This right of first refusal shall be subject to the following provisions:

(a)           “New NutraCea Securities” shall mean any capital stock (including Common Stock and/or preferred stock) of NutraCea whether now authorized or not, and warrants to purchase such capital stock; provided that the term “New NutraCea Securities” does not include:

(i)            shares of Common Stock or options or other securities exercisable for Common Stock that are issued after the date of this Agreement to officers, employees, consultants or directors of NutraCea pursuant to such persons’ employment, consulting or official relationships to NutraCea;

(ii)           securities issued pursuant to the conversion or exercise of any outstanding convertible or exercisable securities of NutraCea as of the NutraCea Roll Up Consummation Date;

(iii)          securities issued or issuable as a dividend or distribution on capital stock or pursuant to an antidilution adjustment under NutraCea securities;

(iv)          securities issued or issuable pursuant to the acquisition of another entity or its assets business by NutraCea or one of NutraCea’s subsidiaries;

(v)           securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction;

(vi)          securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships;

(vii)         securities issued to suppliers or third party service providers in connection with the provision of goods or services; and

(viii)        Any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New NutraCea Securities pursuant to subsections (i) through (vii) above.

(b)           In the event NutraCea proposes to undertake an issuance of New NutraCea Securities, it shall give Investor written notice of its intention, describing the type of New NutraCea Securities, and their price and the general terms upon which NutraCea proposes to issue the same.  Investor shall have fifteen (15) days after any such notice is mailed or delivered to agree to purchase Investor’s pro rata share of such New NutraCea Securities by giving written notice to NutraCea, and stating therein the quantity of New NutraCea Securities to be purchased.

(c)           In the event Investor fails to exercise fully the right of first refusal within said fifteen (15) day period (the “Election Period”), NutraCea shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New NutraCea Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell that portion of the New NutraCea Securities with respect to which Investor’s right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in NutraCea’s notice to Investor delivered pursuant to Section 4.1(b).  In the event NutraCea has not sold within such hundred twenty (120) day period following the Election Period, or such hundred twenty (120) period following the date of said agreement, NutraCea shall not thereafter issue or sell any New NutraCea Securities, without first again offering such securities to Investor in the manner provided in this Section 4.1; provided, however, that if (i) NutraCea proposes to sell New NutraCea Securities, (ii) delivers a New NutraCea Securities Offering Notice (“New Notice”) to Investor with respect to that sale, (iii) has previously provided a New NutraCea Securities Offering Notice with respect to such proposed sale (“Older Notice”) to Investor more than fifteen (15) days earlier, and (iv) the only material changes from the Older Notice to the New Notice is the price per share and/or the total number of shares to be sold, then Investor shall have only three (3) days after receipt of the New Notice to elect to purchase Investor’s pro rata share of the New NutraCea Securities described in the New Notice as provided in Section 4.1(b).

(d)           The covenants set forth in this Section 4 shall not be effective until the NutraCea Roll Up Consummation Date and shall terminate and be of no further force and effect on the seventh (7th) anniversary of the NutraCea Roll Up Consummation Date.

Section 5
Conversion Rights.

5.1  Conversion Rights.  Following the six (6) month anniversary of the Closing Date, Investor may elect (“Conversion Election”) to exchange all, but not less than all, of the Units of that Investor purchased pursuant to the Purchase Agreement (“Investor Units”) for equity interests in each of the Company’s Subsidiaries as provided in this Section 5 (“Conversion”).  To make a Conversion Election, Investor shall provide written notice to the Company and NutraCea (“Conversion Election Notice”), which notice shall state that Investor is electing to convert all of Investor’s interest in the Company into equity interests in the Company’s Subsidiaries and the proposed date that such conversion will occur (“Initial Conversion Date”), which date may not be less than thirty (30) days after Investor delivers the Conversion Election Notice to the Company and NutraCea.  If Investor makes a valid Conversion Election, the following terms shall apply to the Conversion:

(a)           Complete Conversion.  The Conversion Election will apply with respect to all of the Investor Units as well as all Units of Membership Interest in the Company that Investor has not yet acquired as of the Initial Conversion Date but may subsequently be required to purchase pursuant to Purchase Agreement (“Subsequent Units”), regardless of the holders of such Units and whether or not the Unit purchase obligation arises before or after the Initial Conversion Date. Upon the closing of the purchase of Subsequent Units the Subsequent Units will automatically convert into equity in the Company Subsidiaries in accordance with the provisions of Section 5.1(b).

(b)           Number of Securities.  Immediately following the Conversion, the ratio of the number of equity securities of each such Company Subsidiary held by Investor to the total number of equity securities of such Company Subsidiary shall equal the ratio of the number of Units held by Investor immediately before the Conversion to the total number of Units outstanding immediately before the Conversion.  If Investor purchases additional Units after a Conversion has occurred, such purchase shall be deemed to be a Conversion Election with respect to such additional Units, and immediately following the Conversion related thereto, the ratio of the number of equity securities of a Company Subsidiary held by Investor to the total number of equity securities of the Company Subsidiary shall equal the ratio of the number of Units held by Investor immediately before such Conversion, assuming no prior Conversions had occurred, to the total number of Units outstanding immediately before such Conversion, assuming no prior Conversions had occurred.

(c)           Timing of Conversions.  The Company, Irgovel and Investor shall use reasonable best efforts to effect the Conversions as provided herein on the date set forth in the Conversion Election Notice (but in no event shall such Conversion occur more than sixty (60) days after such date).

(d)           Rights.  If Investor makes a Conversion Election, Investor will possess rights and obligations with respect to the equity securities of the Company’s Subsidiaries that are equivalent to the rights (economic and otherwise) and obligations of Investor as a holder of Units pursuant to the LLC Agreement, this Agreement (other than with respect to the provisions of this Section 5) and the Purchase Agreement.

Section 6
Roll Up Rights

6.1 Roll Up Into Global Holding Company.  Following the GHC Roll Up Trigger Date, Investor may request (“GHC Roll Up Request”) to have all, but not less than all, of the Investor Roll Up Securities (as well as any equivalent securities held directly or indirectly by NutraCea) be exchanged for GHC Stock (a “GHC Roll Up”).  To make a GHC Roll Up Request, Investor shall provide written notice to the Company and NutraCea, which notice shall state that Investor is requesting to convert all of the Investor Roll Up Securities into equity securities of the Global Holding Company.  Subject to Section 6.1(c), following receipt of the GHC Roll Up Request, NutraCea shall use reasonable best efforts to effect the GHC Roll Up within ninety (90) days of the date that Investor delivered the GHC Roll Up Request to NutraCea (“GHC Roll Up Request Date”) on the following terms:

(a)           Complete Roll Up.  The GHC Roll Up will apply with respect to all Investor Roll Up Securities (as well as any equivalent securities held directly or indirectly by NutraCea), and if the GHC Roll Up is completed, Investor and NutraCea shall cease to have any rights with respect to the Company or its Subsidiaries (other than a Subsidiary that is a Global Holding Company) pursuant to the LLC Agreement, the Purchase Agreement and this Agreement.

(b)           Number of Securities.  If the GHC Roll Up occurs, the number of shares or interests of GHC Stock that will be issued in exchange for the Investor Roll Up Securities (as well as any equivalent securities held directly or indirectly by NutraCea) shall be an amount such that the aggregate GHC Stock Price of such shares or interests of GHC Stock is equal to the aggregate value of the Investor Roll Up Securities (or the equivalent securities held directly or indirectly by NutraCea, as the case may be) exchanged therefor (based on the Equity Value of the applicable issuers of such Investor Roll Up Securities (or the equivalent securities held directly or indirectly by NutraCea, as the case may be), but excluding the effect of Section 7.1(f)).  For purposes of determining the value of the Investor Roll Up Securities or the equivalent securities held directly or indirectly by NutraCea, any distribution, liquidation or other preferences shall be disregarded and the relative value of each unit or share of Investor Roll Up Securities and the equivalent securities held directly or indirectly by NutraCea shall be deemed to have identical rights.  Notwithstanding the foregoing provisions of this Section 6.1(b), immediately following the GHC Roll Up, (i) the ratio of the number of interests or shares of GHC Stock acquired by Investor in the GHC Roll Up to the number of interests or shares of GHC Stock outstanding shall not exceed the Investor Roll Up Percentage immediately before the GHC Roll Up and (ii) the ratio of the number of interests or shares of GHC Stock acquired by Investor in the GHC Roll Up to the aggregate number of interests or shares of GHC Stock held by NutraCea and any of its Subsidiaries immediately following the GHC Roll Up shall not exceed 0.49.

(c)           Condition to GHC Roll Up.  Investor acknowledges that the GHC Roll Up may require the consent of other parties that at the time of the GHC Roll Up Request own interests in the Global Holding Company or that are joint venture partners with the Global Holding Company. The Company will use reasonable best efforts to obtain such consents promptly following the GHC Roll Up Request.  The obligations of the Company and NutraCea to proceed with the GHC Roll Up are expressly subject to and conditioned upon obtaining such required consents in a form and substance reasonably satisfactory to the Company and NutraCea within ninety (90) days following the GHC Roll Up Request.

(d)           Rights.  The GHC Stock that Investor and NutraCea receives in a GHC Roll Up will have the same rights and restrictions afforded to such GHC Stock before the GHC Roll Up; provided that, subject to any required consent of the other holders of GHC Stock which the Company will use reasonable best efforts to obtain, the GHC Stock shall in all events grant Investor customary tag-along-rights, Preemptive Rights, information rights, veto rights over affiliate transactions (except such affiliate transactions conducted on terms and conditions representative of an arm’s-length transaction) and, so long as the Investor Ownership Percentage in the Global Holding Company is at least 20%, (i) the right to designate a member to the board of directors or other similar governing body of the Global Holding Company and (ii) the specific veto rights to approve the events and actions listed on Annex A hereto.  In providing its reasonable best efforts to obtain consents under this Section 6.1, NutraCea shall not be required to provide any consideration to other holders of GHC Stock or to relinquish any rights held by NutraCea with respect to the Global Holding Company other than rights that are reduced or eliminated solely as a result of NutraCea holding a smaller percentage of the outstanding GHC Stock after the GHC Roll Up than NutraCea held before the GHC Roll Up.

6.2 Roll Up Into NutraCea.  Following the NutraCea Roll Up Trigger Date, but subject to Sectioin 6.2(c) below, Investor may request (“NutraCea Roll Up Election”), to have all, but not less than all, of the Investor Roll Up Securities be exchanged for Common Stock (a “NutraCea Roll Up”).  To make a NutraCea Roll Up Election, Investor shall provide written notice to the Company and NutraCea (“NutraCea Roll Up Election Notice”), which notice shall state that Investor is requesting to convert all of the Investor Roll Up Securities into Common Stock and the proposed date that such NutraCea Roll Up Election will occur (“NutraCea Roll Up Date”), which date may not be less than thirty (30) days after Investor delivers the NutraCea Roll Up Election Notice to the Company and NutraCea.  The date that NutraCea receives the NutraCea Roll Up Election Notice shall be referred to herein as the “NutraCea Roll Up Election Date.”  The NutraCea Roll Up will be expressly subject to and conditioned upon the following:

(a)           Complete Roll Up.  The NutraCea Roll Up will apply with respect to all Investor Roll Up Securities, and if the NutraCea Roll Up is completed, Investor shall cease to have any rights with respect to the Company or its Subsidiaries pursuant to the LLC Agreement, the Purchase Agreement and this Agreement (other than under Sections 2 and 4 of this Agreement).

(b)           Number of Securities.  The number of shares of Common Stock that will be issued in exchange for the Investor Roll Up Securities shall be an amount such that the aggregate NutraCea Stock Price of such Common Stock is equal to the aggregate value of the Investor Roll Up Securities exchanged therefor (based on the Equity Value of the applicable issuers of such Investor Roll Up Securities, but excluding the effect of Section 7.1(f)).  For purposes of determining the value of the Investor Roll Up Securities, clause (i)(a) in each of the definitions of Unreturned AF Capital Contributions and Unreturned NutraCea Capital Contributions set forth in the LLC Agreement shall replaced with the following: “(i) the number one (1)” any distribution, liquidation or other preferences shall be disregarded.  Notwithstanding the foregoing provisions of this Section 6.1(b), the number of shares of Common Stock that are issued to Investor in a NutraCea Roll Up are further limited by the following:

(i)            Immediately following the NutraCea Roll Up, the percentage of outstanding shares of Common Stock acquired by Investor shall not exceed the lesser of (a) the Investor Roll Up Percentage and (b) 49%. If the number of shares of Common Stock issued to Investor in a NutraCea Roll-up is limited by (b) (and not limited by (a)) of the immediately preceding sentence, then NutraCea and Investor shall determine the number of shares of Common Stock that would have been issuable to Investor if the 49% limitation in (b) was based upon the Fully Diluted Shares instead of the outstanding shares of Common Stock (the number of shares of Common Stock so determined, the “Alternative Share Number”, the difference between the Alternative Share Number and the number of shares that are issuable to Investor in the NutraCea Roll Up, the “Make-Up Share Number” and the shares of Common Stock represented by the particular Common Stock Equivalents outstanding on such date of determination “Roll Up Date CSE Shares”).  On the NutraCea Roll Up Date, NutraCea shall issue to Investor a warrant to purchase such number of shares of Common Stock equal to the Make-Up Share Number (“Make-Up Warrant”). The Make-Up Warrant, shall be exercisable, in whole or in any number of parts but not more than one time in any six (6) month period (provided, that the Make-Up Warrant shall be deemed to be exercised in any event immediately prior to (i) a Change of Control and (ii) the termination of such Make-Up Warrant), for one share of Common Stock for each Roll Up Date CSE Share that has been converted or exercised into a share of Common Stock.  The Make-Up Warrant shall have a term equal to the longest term of any Common Stock Equivalent representing a Roll Up Date CSE Share plus ninety (90) days.  The Make-Up Warrant shall be exercisable for the par value of the Common Stock, and shall not contain cashless or net exercise provisions.

(ii)           If, as determined above in this Section 6.2(b) (not limited by paragraph 6.2(b)(i)), the number of shares of Common Stock that would be issuable to Investor in a NutraCea Roll Up would (i) result in the Investor holding in excess of 25% of the Fully Diluted Shares as of such date or (ii) in the event that NutraCea has filed a periodic report with the Commission during the five (5) month period prior to NutraCea Roll Up Election Date, have an aggregate NutraCea Stock Price that would exceed 25% of the sum of (A) NutraCea’s total shareholders’ equity as provided in such periodic report, (B) any additional amounts of equity raised by NutraCea in a financing between the last day of the period covered by such report and the applicable date of determination and (C) an adjustment to reflect the assumption that NutraCea owns 100% of the Company, then NutraCea may elect to redetermine the number of shares of Common Stock issuable to Investor in the NutraCea Roll Up (“NutraCea Redetermination”) as provided below.  If NutraCea’ elects to make a NutraCea Redetermination, then NutraCea shall notify Investor in writing (“NutraCea Redetermination Notice”) that NutraCea is making such election within ten (10) Business Days after the NutraCea Roll Up Election Date.  Within ten (10) Business Days after NutraCea delivers the NutraCea Redetermination Notice, NutraCea shall engage an Investment Bank to determine the Equity Value of NutraCea.  NutraCea shall instruct the Investment Bank to determine the value of NutraCea as a going concern, reflecting goodwill, the future prospects of NutraCea and its Subsidiaries and assuming NutraCea owns 100% of the Company, within thirty (30) days of NutraCea’s engagement of the Investment Bank (at the sole cost and expense of NutraCea).  The Equity Value of NutraCea, as determined by the Investment Bank, shall be referred to herein as the “NutraCea Appraised Value”.  Within ten (10) days following receipt of a written report from the Investment Bank that contains the NutraCea Appraised Value, for purposes of determining the number of shares of Common Stock that will be issued to Investor in the NutraCea Roll Up, the NutraCea Stock Price shall be recalculated in accordance with the proviso set forth in the definition thereof regardless of whether such stock is publicly traded (and for such purposes, the Equity Value of NutraCea shall equal the greater of (i) the NutraCea Appraised Value, (ii) the aggregate NutraCea Stock Price as initially determined in connection with such NutraCea Roll Up and (iii) the sum of (A) NutraCea’s total shareholders’ equity as provided in the applicable periodic report and (B) any additional amounts of equity raised by NutraCea in a financing between the last day of such report and the applicable date of determination).  Such recalculated value for the NutraCea Stock Price shall then be used in the calculations in Section 6.2(b) to determine the number of shares of Common Stock that will be issued to Investor pursuant to a NutraCea Roll Up.  In no event shall the NutraCea Redetermination eliminate or restrict the provisions of Section 6.2(b)(i) above.

(c)           Dilution Postponement.  If the number of shares of Common Stock that would be issued to Investor exceeds twenty five (25%) of the number of Fully Diluted Shares as of the NutraCea Roll Up Election Date and an Event of Default has not occurred, then NutraCea may elect to postpone its obligation to complete a NutraCea Roll Up (“Roll Up Postponement Election”) until the fourth (4th) anniversary of the Closing Date by providing written notice to Investor that it is making a Roll Up Postponement Election.  If NutraCea makes a Roll Up Postponement Election, Investor will be deemed to have withdrawn Investor’s NutraCea Roll Up Election without prejudicing Investor from making another NutraCea Roll Up Election with a NutraCea Roll Up Election Date no sooner than the fourth (4th) anniversary of the Closing Date.

(d)           Restricted Securities.  The issuance of shares of Common Stock to Investor in the NutraCea Roll Up may not be registered pursuant to the Securities Act or any state or foreign securities laws.  The issuance of any unregistered shares will be made in reliance upon exemptions from registration under the Securities Act and applicable state and foreign securities laws.  As a condition to the issuance of such shares, Investor will represent to the Company that Investor is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act) and Investor shall make such other standard representations warranties requested by NutraCea to reasonably ensure that there are valid securities law exemptions for the issuance thereof.  Investor understands and agrees that any certificates representing unregistered shares of Common Stock will contain standard restricted legends for shares issued based upon exemptions from registration under the Securities Act and applicable state and foreign securities laws.

(e)             Reservation.  NutraCea shall use its reasonable best efforts to cause on or before the NutraCea Roll Up Date for there to be reserved and made available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as are issuable upon the exercise of the NutraCea Roll Up solely for the purpose of issuance upon the exercise of the NutraCea Roll Up.  If the NutraCea does not have a sufficient number of authorized but unissued shares of Common Stock available to be issued to Investor upon the exercise of a NutraCea Roll Up, Investor shall have the option to require NutraCea to pay investor, within Ninety (90) days of Investor’s election to do so, the cash value, in one or more payments, equal to all, or any portion, of the value of the Common Stock Investor would have received if such authorized but unissued shares of Common Stock had been available for the NutraCea Roll Up; provided, that such option shall expire on the date that NutraCea makes such number of authorized but unissued shares available to enable Investor to fully exercise the NutraCea Roll Up.  If the issuance of shares of Common Stock in the NutraCea Roll Up is not registered pursuant to the Securities Act, the Company shall take all such actions as may be necessary to assure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).  If the issuance of shares of Common Stock in the NutraCea Roll Up is registered pursuant to the Securities Act, NutraCea shall comply with its obligations under Section 2 of this Agreement.

Section 7
Call Option

7.1  Call Option.

(a)           Definitions.  For purposes of this Section 7, the following capitalized terms shall have the following meanings:

(i)    “Investor Ownership Percentage” shall mean, as of the applicable date of determination, a fraction equal to (i) in the case of the Company, the quotient determined by dividing (a) the number of Units held by Investor by (b) the number of Units outstanding, and (ii) in the case of any other Person, the quotient determined by dividing (a) the number of equity securities of such Person owned by Investor by (b) the number of equity securities of such Person issued and outstanding.

(ii)    “Call Securities” shall mean all equity securities of the Company or any of its Subsidiaries.

(iii)   “Equity Value” shall mean, as of the applicable date of determination, an amount determined in accordance with Section 7.1(d) below.

(iv)   “Equity Call Price” shall mean, as of the applicable date of determination, the product of (i) the Equity Value for an entity and (ii) the Investor Ownership Percentage in such entity.

(v)    “Call Price” shall mean, as of the applicable date of determination, the greater of (i) the Equity Call Price of the Company and (ii) the sum of the Equity Call Prices for all of the Company’s Subsidiaries; provided, however, that the Call Price shall in no event be less than the Minimum Call Price.

(vi)   “Minimum Call Price” shall mean, as of the applicable date of determination, the difference between (i) the product of (A) three (3) and (B) the total purchase price paid by Investor to purchase Units from NutraCea and the Company pursuant to the Purchase Agreement and (ii) the total amount of distributions made to Investor by the Company or any Subsidiary of the Company based upon Investor’s ownership of equity securities of such entities (not including, for purposes of clarity, the Investor Fee).

(b)           Call Option.  At any time between the third (3rd) anniversary of the Effective Date and the seventh (7th) anniversary of the Effective Date, NutraCea or its assignee shall have the option (the “Call Option”) to require Investor to sell to NutraCea (or its assignee), upon the terms and subject to the conditions set forth in this Section 7, all of the Call Securities then owned by Investor and any assignee(s) of Investor, plus all rights of Investor under this Agreement, the Purchase Agreement and the LLC Agreement at a purchase price equal to the Call Price.

(c)           Manner of Exercise.  In order to exercise NutraCea’s Call Option, NutraCea shall deliver an irrevocable Notice (“Call Election Notice”) to the Company and Investor that NutraCea elects to exercise such Call Option upon the terms and subject to the conditions set forth in this Agreement.  Prior to the one hundred twentieth (120th) day following the determination of the Equity Values pursuant to Section 7.1(d) (“Call Purchase Date”), NutraCea shall purchase from Investor all of the Call Securities held by Investor.

(d)           Determination of Equity Values.

(i)            Equity Value.  The “Equity Value” of any Person shall equal the aggregate fair market value of the equity securities of such Person (or, if greater, the sum of the fair market value of the equity securities of each Subsidiary of such Person) as of the applicable date of determination; provided that, with respect to the Call Option, such date shall be the date that NutraCea delivers the Call Election Notice to Investor (“Valuation Reference Date”).  The Equity Value of an entity shall include the goodwill value of such entity and reflect the future prospects of the entity.  The Equity Value shall be determined by agreement of Investor and NutraCea on the applicable date of determination.  If NutraCea and Investor are unable to agree upon an Equity Value of any Person within sixty (60) days of the applicable date of determination, the Equity Value of such Person shall be determined as provided in Section 7.1(d)(ii) and Section 7.1(d)(iii) below.

(ii)           Appraiser Selection.  If any Equity Value is not determined by the method set forth in Section 7.1(d)(i), then Investor and NutraCea shall agree on an independent appraiser experienced in valuing securities and companies of the type in question within ten (10) days following expiration of the sixty (60) day period described in Section 7(d)(i).  If Investor and NutraCea do not agree on such an appraiser within such ten (10) days, then each of Investor and NutraCea shall select an appraiser experienced in valuing securities and companies of the type in question within ten (10) days following expiration of the previous ten (10) day period, and the two selected appraisers shall then select a third independent appraiser experienced in valuing securities and companies of the type in question within ten (10) days following their selection by the parties; provided that if either Investor or NutraCea fails to select an appraiser within such ten (10) day period, and the other so selects an appraiser, the appraiser so selected shall act alone; and provided further that if the two appraisers selected by Investor and NutraCea do not agree on a third appraiser within ten (10) days after both of them are so selected, then a judge of any state or federal court located in Delaware shall appoint a third appraiser on the request of either Investor or NutraCea.  No appraisers selected hereunder shall have less than five (5) years experience in appraising businesses similar to that of the Company, and no appraiser shall be an Affiliate of or have provided any services to any of NutraCea, Investor or any of their Affiliates.

(iii)           Appraisal Process.  Each such appraiser shall submit a sealed appraisal of the Equity Value for the applicable Person within thirty (30) days following the appointment of the third appraiser.  In the event that only one such appraiser was selected pursuant to clause (ii) above, such appraisal for each applicable Person shall constitute the Equity Value of such Person for purposes the this Agreement.  In the event three appraisers were selected pursuant to clause (ii) above, for each applicable Person, the appraisal differing most from the mean shall be discarded and the remaining two appraisals shall be added together and divided by two (2) and such amount shall constitute the Equity Value of such Person for purposes of this Agreement (provided that if any such appraiser fails to submit a sealed appraisal within the time allowed under the preceding section, such appraisal shall be disregarded and the remaining appraisals shall be used to determine the Equity Value of the applicable Person as provided herein).  The cost of the appraisals shall be borne equally by Investor and NutraCea.

(e)           Payment of Purchase Price.  NutraCea shall pay to Investor the Call Price on the Call Purchase Date by wire transfer of immediately available funds to an account designated in writing by Investor or by delivery of a certified or cashiers' check.

(f)           Clawback.  If a Call Election Notice is delivered and effected and a Change of Control or Initial Public Offering occurs in the twenty four (24) month period following the Valuation Reference Date, then the Call Price shall be determined again as of the date of such Change of Control or Initial Public Offering taking into account the value ascribed to such securities in connection with such transaction (such redetermined Call Price, the “Alternative Call Price”).  If the Alternative Call Price is greater than the Call Price determined in connection with the Call Election Notice (such difference, the “Call Shortfall”), then the Call Price shall be deemed to equal the Alternative Call Price, and NutraCea shall pay to Investor an amount equal to the Call Shortfall at such times as NutraCea is paid in such Change of Control or Initial Public Offering.  For the purposes of this Section 7.1(f), the terms “Change of Control” and “Initial Public Offering” shall include a Change of Control or Initial Public Offering of a Subsidiary of the Company.

Section 8
Miscellaneous

8.1  Amendment.  Unless specifically provided otherwise herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of NutraCea, the Company and Investor.  Any amendment or waiver affected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Purchase Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. No waiver or failure to insist upon strict compliance with an obligation, covenant, agreement or condition hereunder shall operate as a waiver of, or estoppel with respect to, any other failure.

8.2  Notices.  Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the party, (ii) on the third Business Day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed.  Any such notice shall be delivered or addressed to the parties at the addresses set forth below the party’s signature to this Agreement or at the most recent address specified by the addressee through written notice under this provision.  Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.  If notice is delivered to the Company, one copy should be sent to the Manager of the Company and to Dale Belt, Fax: (602) 522-3011.

8.3  Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company or NutraCea without the prior written consent of Investor.  Any attempt by the Company, Irgovel or NutraCea without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.  Investor may transfer any and all rights, duties and obligations hereunder to any transferee of Units (or securities Investor received in exchange therefor pursuant to a Conversion) held by Investor that are transferred, in one transfer or a series of transfers, in accordance with the LLC Agreement so long as such transfer constitutes at least fifty percent (50%) of (x) the Units or securities then held by Investor plus (y) the number of Units or securities Investor has the right and/or obligation to purchase in accordance with the Purchase Agreement at such time.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.4  Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

8.5  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, provided that nothing in this Section shall be construed to limit or waive the breach of any representation with respect to enforceability of this Agreement.

8.6  Construction.  The article and section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.  Unless the context otherwise requires, as used in this Agreement, (a) all references to Articles, Sections, Schedules, or Exhibits contained in this Agreement are references to articles, sections, schedules, exhibits of or to this Agreement, (b) words in the singular include the plural and vice versa, (c) words of any gender include each other gender, (d) “hereby,” “herein,” “hereof,” “hereto,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision hereof; (e) “include,” “including,” or derivatives thereof shall mean “including without limitation”; (f) “or” shall mean “and/or” and (g) in the event any claim is made by any party hereto relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or his or her counsel.

8.7  Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement. This Agreement, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or party thereto shall re execute original forms thereof and deliver them to all other parties hereto.  No party hereto shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party hereto forever waives any such defense.

8.8  Intentionally Deleted.

8.9  Governing Law; Venue.  The laws of the State of Delaware, including, with limitation, the Act, shall govern the organization and internal affairs of the Company and the liability of the members of the Company.  Nevertheless, to the extent that reference need be made to the law of any state to enforce the decision made in any legal proceeding brought pursuant hereto, the internal laws of the State of New York (without reference to the rules regarding conflict or choice of laws of such State) shall be utilized for such purpose.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

8.10  Further Assurances.  Each party hereto shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances as may be necessary or desirable to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement.

8.11  Attorneys’ Fees; Prejudgment Interest.  If the services of an attorney are required by any party hereto to secure the performance of this Agreement or otherwise upon the breach or default of another party hereto, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any Person in relation thereto, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and other expenses, in addition to any other relief to which such party may be entitled.  Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

8.12  Time.  Time is of the essence of this Agreement.  Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

8.13  Remedies Cumulative.  No remedy or election hereunder shall be deemed exclusive but shall whenever possible be cumulative with all other remedies at law or in equity.

8.14  Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party hereto, nor shall any provision give any third persons any right of subrogation or action against any party hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement effective as of the day and year first above written.

NUTRACEA,
a California corporation

By:
, Authorized Signatory
Title:

Address:

Facsimile:

INVESTOR

AF Bran Holdings-NL LLC,	AF Bran Holdings LLC,
a Delaware limited liability company	a Delaware limited liability company

By:	By:
, Authorized Signatory	, Authorized Signatory
Title:	Title:

Address:	Address:
250 Park Ave., Suite 2000	250 Park Ave., Suite 2000
New York, NY 10177	New York, NY 10177
Facsimile:	Facsimile:

NUTRA SA, LLC,	IRGOVEL
a Delaware limited liability company	[Irgovel jurisdiction]

By:	By:
, Authorized Signatory	, Authorized Signatory
Title:	Title:

Address:	Address:

Facsimile:	Facsimile:

[SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT:  NUTRA SA, LLC]

ANNEX A

Specific Global Holding Company Veto Rights

Pursuant to Section 6.1(d) of this Agreement, as applicable, no officer or director of the Global Holding Company shall have authority to cause the Global Holding Company or any of its Subsidiaries to take, and the Global Holding Company shall not take or cause any of its Subsidiaries to take, directly or indirectly, any of the following actions without first obtaining the prior affirmative vote or written consent of Investor:

1.
Payments to Equityholders/Members.  Except (i) as included in an annual budget approved by Investor in accordance with this Annex A, or (ii) as otherwise provided in an agreement between the Global Holding Company and the equityholder or member, as applicable, of the Global Holding Company that has been approved by Investor, any remuneration for services rendered or goods provided to the Global Holding Company by an equityholder or member of the Global Holding Company or their respective affiliates;

2.	Amendment of Governing Documents. Any amendment to the governing documents of the Global Holding Company or any of its Subsidiaries, in a manner that adversely and disproportionately effects Investor;

3.
Alternative Lines of Business.  Entry by the Global Holding Company or any of its Subsidiaries into lines of business other than the lines of business of the Global Holding Company at the time of the GHC Roll Up, i.e. owning, managing, designing, developing or operating rice bran oil mills, (including by way of entering into a partnership, joint venture or strategic alliance outside of such lines of business);

4.	Dissolution. Dissolve, liquidate or approve the dissolution or liquidation of the Global Holding Company or its Subsidiaries;

5.	Termination. Terminate the business or operations of the Global Holding Company or its Subsidiaries;

6.	Bankruptcy. Cause or permit any bankruptcy to occur with respect to the Global Holding Company or any of its Subsidiaries;

7.
Sale of Assets.  Selling, transferring, assigning or otherwise disposing of any material assets of the Global Holding Company or its Subsidiaries, whether in one transaction or a series of related transactions in any consecutive twelve (12) month period, other than the sale of inventory and replaced or redundant equipment in the ordinary course of business;

8.
Acquisitions.  Acquiring more than Fifty Percent (50%) of the equity or voting securities or all or substantially all of the assets of another Person, in one or more related transactions occurring in any consecutive twelve (12) month period, whether by merger, consolidation, purchase of stock or assets, recapitalization or otherwise;

9.	Annual Budget. Approving or modifying the Annual Budget of the Global Holding Company and its Subsidiaries; and

10.	Tax Election. Making or modifying of any election regarding the characterization of the Company or its Subsidiaries for United States tax purposes.